Exhibit 23.1

[PricewaterhouseCoopers LOGO]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-79271) of  NovaMed Eyecare, Inc. of our report dated February 9, 2004 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois
March 20, 2004